Exhibit 10.21
LEASE AGREEMENT
     THIS LEASE AGREEMENT, (“Lease”) is entered into effective this 18th day of May, 2007, by and between Lazzara Leasing, LLC, a Florida limited liability company, whose address is 5300 W. Tyson Avenue, Tampa, Florida 33611 (the “Landlord”), and Misener Marine Construction, Inc., a Florida corporation, whose address is 5440 W. Tyson Avenue, Tampa, Florida 33611 (the “Tenant”).
     Upon the terms and conditions hereinafter set forth and in consideration for the payment of rents hereinafter provided and in consideration of the performance continuously by Tenant of each and every covenant and agreement herein contained by Tenant to be kept and performed, the performance of each and every one of which is declared to be an integral part of the consideration to be paid by Tenant, Landlord does hereby lease, rent and demise unto Tenant and Tenant does hereby lease from and of Landlord the Second and Third Floors, consisting of a total of 6,160 square feet of space, more or less, the “Premises”, located within a three story building having an address of 5440 W. Tyson Avenue, Tampa, Florida 33611 (the “Building”). Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week during the Lease Term. Tenant shall be entitled to use the Premises for corporate offices and for no other use without the Landlord’s prior written consent.
     1. TERM. The term and duration of this Lease shall be for a period of Three (3) year(s) (the “Initial Term”) commencing June 1, 2007 (the “Commencement Date”), and continuing up to and including May 31, 2010 (the “Termination Date”). The actual Commencement Date shall not take place until (i) the date that Landlord completes the improvements to the Premises set forth in Paragraph 31 of this Lease, or (ii) the date that Tenant takes possession of the Premises, whichever shall first occur. The parties agree that they shall execute a written instrument confirming the Commencement Date and Termination Date (three years from the Commencement Date) but the failure of any party to do so shall not release any party from their obligations under this Lease. Provided Tenant is not then in default under this Lease which default is not cured, the Lease shall automatically be renewed for consecutive one (1) year terms (each a the “Renewal Term”) unless the Landlord or the Tenant shall deliver written notice to the other party no later than one (1) year prior to the end of the Initial Term or any Renewal Term stating that the party giving the notice does not wish to extend the term of this Lease at the end of the Initial Term or Renewal Term. The Initial Term and any Renewal Term shall be collectively referred to in this Lease as the “Term”. All of the terms and conditions of this Lease shall apply to any Renewal Term. The Base Rent at the commencement of any Renewal Term shall be increased three percent (3%) over the Base Rent charged for any prior Lease year as provided in Paragraph 3, below.
     2. RENT. Tenant agrees to pay to Landlord as “Base Rent” during the first year of the Term of Ninety-Two Thousand Four Hundred and No/100 Dollars ($92,400.00) plus applicable sales tax annually to be paid in equal monthly installments of Seven Thousand Seven Hundred and 00/100 Dollars ($7,700.00), plus applicable sales tax due, the first payment of which is due and payable on the Commencement Date and each subsequent payment is due and payable on the first day of each subsequent month. If any month for which Tenant is obligated to pay Base Rent is a partial month, the monthly installment shall be prorated based upon actual number of days elapsed to the total number of days in that particular month.
     All monthly installments of rent shall be paid in advance on the first day of the monthly period to be covered by said payment, in legal tender of the United States, without demand at the office of Landlord, or such other place Landlord may designate.
     3. RENT ADJUSTMENT. Commencing on the first day of the second and each subsequent year of the Term the Base Rent shall be increased by three percent (3%) per annum over the Base Rent charged during the previous year of the Lease Term. The adjusted Base Rent payments, together with applicable sales tax, shall be paid in the same monthly manner as the first year of the Term on the first day of each month.
     4. ADDITIONAL RENT. In addition to the Base Rent, all other payments to be made by Tenant hereunder shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder, whether or not the same be designated as such, and shall be due and payable on demand or together with the next succeeding installment of the Base Rent, whichever shall first occur; and Landlord shall have the same rights and remedies upon Tenant’s failure to pay the same as for the non-payment of the Base Rent. Landlord, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease within the grace period provided, if any, applicable thereto, and in the event Landlord shall at its election pay such sums or perform such acts requiring the expenditure of monies, Tenant agrees to reimburse and pay Landlord, upon demand, all such sums, which shall be deemed for the purpose of securing the collection thereof to be additional rent hereunder.
     5. WATER AND ELECTRIC COSTS. During the Term of this Lease Tenant shall be responsible for Tenant’s pro-rata share of the electricity and water usage at the Premises. The electric bill for the Premises is part of a common meter for property owned by Landlord billed under TECO account number 07511082301. The water bill for the Premises is part of a common meter for property owned by Landlord billed under City of Tampa account number 0137502-003=7. For purposes of this Paragraph the parties agree that Tenant’s pro-rata share of the electric and water bills described hereinabove shall be eleven percent (11%). Landlord shall provide Tenant with copies of the water and electric bills and a written invoice showing the computation of Tenant’s pro-rata share of such bills. Tenant shall pay as Additional Rent its pro-rata share of the electric and water bills within fifteen (15) days of its receipt of any such bill and payment computation from Landlord.
     6. CONDITION OF PREMISES. Landlord warrants and represents unto Tenant that the Premises are being delivered to Tenant in suitable and habitable condition for the intended use as corporate offices. In addition, Landlord warrants that as of the Commencement Date all plumbing, electrical, air conditioning and heating facilities located on the Premises are in good working condition. Landlord further warrants and represents that, as of the Commencement Date, the Premises is free from any Hazardous Materials, as that term is defined in Subparagraph 33B of this Lease.
     7. CARE OF PREMISES. Tenant shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the Federal, State and Municipal governments, or any of their departments, and regulations of the Board of Fire Underwriters, applicable to the Premises.
     8. TENANT’S COVENANTS. Tenant shall not, without Landlord’s prior written consent:
          (a) make any alterations, additions or improvements in, to or about the Premises;
          (b) permit the accumulation of waste or refuse matter on the Premises;
          (c) abandon the Premises or suffer the Premises to become vacant or deserted;
          (d) mortgage, pledge or encumber this Lease, in whole or in part, or assign or sublease the Premises or any part thereof without Landlord’s consent;
     9. DESTRUCTION. If the Premises are substantially damaged or destroyed by fire or other casualty, then Tenant may terminate this Lease by giving Landlord written notice to such effect within fifteen (15) days after the date of the casualty. Upon the giving of said written notice, this Lease shall be deemed to have terminated and expired upon the date of the substantial damage or destruction of the Premises. Tenant shall thereafter vacate the Premises and surrender the same to Landlord on or before twenty (20) days after the date on which the Premises were substantially damaged or destroyed. Upon the termination of this Lease, as aforesaid, Tenant’s liability for the rents and other charges reserved hereunder shall cease as of the date of such damage or destruction and Landlord shall make an equitable refund of any rents and other charges paid by Tenant in advance and not earned. The Premises shall be deemed substantially damaged or destroyed if the cost of repair and restoration is sixty percent (60%) or more of the then full replacement cost of the Premises, or if the Premises could not be restored by Landlord to its pre-casualty condition within ninety (90) days of the date of the casualty. In the event that Tenant does not elect to terminate this Lease for a substantial destruction or in the event there is less than a substantial destruction of the Premises, and the Premises are capable of being occupied by Tenant to any extent, the Base Rent shall be abated proportionately based upon the percent of the Premises that can be occupied by the Tenant.
     10. UTILITY AND SERVICE CHARGES. Landlord shall provide water and electricity to the Premises and bill Tenant for its pro-rata share as described in Paragraph 5, above. Tenant shall be solely responsible for and promptly pay, directly to the appropriate supplier, all charges for any other utilities or services provided to the Premises.
     11. SECURITY. Tenant hereby deposits the sum of Seven Thousand Seven Hundred and 00/100 Dollars ($7,700.00) (the “Security Deposit”) with Landlord, as security for the full and faithful performance by Tenant of each and every term, covenant, and condition of this Lease. In the event Tenant defaults in respect to any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to payment of any rentals, Landlord may use, apply, or retain the whole or any part of the Security Deposit so deposited for the payment of any such rents in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including any damages or deficiency in reletting the Premises, whether such damages or deficiency may accrue before or after summary proceedings or other re-entry by Landlord. In the event Tenant shall fully and faithfully comply with all the terms, provisions, covenants, and conditions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant on the Termination Date. Tenant shall not be entitled to any interest on the security. Furthermore, Tenant shall not be entitled to any return of its Security Deposit until after the keys have been returned to Landlord and Landlord has had the opportunity to inspect the Premises and to determine that said Premises have been left in good, tenantable condition, normal wear and tear excepted.
     In the event of a transfer or sale of Landlord’s interest in the Premises, Landlord shall have the right to transfer the Security Deposit to the transferee or vendee for the benefit of Tenant, and Landlord shall be considered released by Tenant from all liability for the return of such Security Deposit, and Tenant agrees to look to the new Landlord solely for the return of the Security Deposit. The Security Deposit deposited under this Lease shall not be assigned, pledged or encumbered by Tenant without the written consent of Landlord. A re-entry of the Premises by Landlord for any default on the part of Tenant prior to the Termination Date shall not be deemed a termination of this Lease such as to entitle Tenant to recover the Security Deposit. Tenant agrees that the Security Deposit shall be retained by and remain in possession of Landlord until the end of the Term of the Lease. Notwithstanding the foregoing, in the event that Landlord shall sell the property upon which the Premises is located and transfer the Security Deposit to the new owner, Tenant shall look solely to the new owner for return of the Security Deposit at the end of the Lease Term.
     12. DEFAULT AND REMEDIES. The occurrence of any of the following events shall be a default by Tenant:
          (a) Tenant’s desertion or abandonment of the Premises or cessation for more than twenty (20) days of its business at the Premises;
          (b) Tenant’s failure to pay any installment of Base Rent, Additional Rent or of any other sum payable by Tenant to Landlord or other person, including utility charges, within fifteen (15) days of the day upon which the same shall be due and payable.
          (c) Tenant’s permitting anything to be done, whether by act or omission, contrary to any covenant or agreement on the part of Tenant herein contained, or contrary to any of the covenants, terms, or provisions of this Lease, or Tenant’s failure to perform any covenants, agreements, conditions, terms, or provisions contained in this Lease which on the part of or behalf of Tenant are to be kept or performed and the continuance of such failure without the curing and remedy of same for a period of ten (10) days after Landlord shall have given to Tenant written notice of such failure and default.
     In any of said events, Landlord shall have the option to do any of the following (in addition to and not in limitation of any other remedy permitted by law or by this Lease):

     (i) Accelerate remaining rent payments due hereunder and said aggregate remaining payments shall become immediately due and payable by Tenant;
     (ii) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord;
     (iii) Without terminating this Lease, re-enter the Premises by summary proceedings or otherwise and relet the Premises to such tenant or tenants for such term or terms as Landlord may elect, without being obligated to do so, and in the event of a reletting shall apply the rent therefrom first to the payment of Landlord’s expenses, including attorney’s fees incurred by reason of Tenant’s default, and the expense of reletting including but not limited to the repairs, renovation or alteration of the Premises, and then to the payment of rent and all other sums due from Tenant hereunder, Tenant remaining liable for any deficiency. Such deficiency shall be calculated and paid on demand. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by court of competent jurisdiction.
     Tenant’s obligations hereunder shall be enforceable by specific performance, and Landlord shall be entitled to restraint by injunction of the violation or attempted or threatened violation of any of the terms, covenants, conditions, provisions or agreements of this Lease. The specified remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means or redress to which Landlord may be lawfully entitled in case of any breach or threatened breach of any provision of this Lease.
     13. BANKRUPTCY-INSOLVENCY. If at any time after the date of this Lease (whether prior to the Commencement Date of or during the Term of the Lease) there occurs a filing by or against Tenant of a petition for liquidation, reorganization, arrangement, or the issuance of an order for relief under the bankruptcy, insolvency or similar laws of the United States or any state, now or hereafter in effect; the making of any general assignment by Tenant for the benefit of creditors of any assets of Tenant; the entry of a judgment against Tenant; the failure of Tenant to pay accounts payable as they become due; the insolvency of Tenant as the term is defined by generally accepted accounting standards; the making or sending notice of any intended bulk sale or the institution by or against Tenant of any other type of insolvency proceeding (under the Bankruptcy Laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation or settlement of claims against or winding up of affairs of Tenant, the occurrence of any one of such contingencies shall be deemed to constitute and shall be construed as a repudiation by Tenant of Tenant’s obligations hereunder and shall cause this Lease to be cancelled and terminated, without thereby releasing Tenant; and upon such termination Landlord shall have the immediate right to re-enter the Premises and to remove all persons and property therefrom and this Lease shall not be treated as an asset of Tenant’s estate and neither Tenant nor anyone claiming by, through or under Tenant by virtue of any law or any order of any court shall be entitled to the possession of the

Premises or to remain in the possession thereof. Upon the termination of this Lease, as aforesaid, Landlord shall have the right to retain as partial damages, and not as a penalty, any prepaid rents and the security deposit hereunder and Landlord shall also be entitled to exercise such rights and remedies to recover from Tenant as damages such amounts as are specified in this Lease, unless any statute or rule of law governing the proceedings in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover, as and for liquidated damages, the maximum amount which may be allowed under any such statute or rule of law. As used in this Paragraph, the term “Tenant” shall be deemed to include and shall apply to Tenant and its successors, permitted sublessees and assigns and the Guarantor, if any, of Tenant’s obligations under this Lease.
     14. NO WAIVER OR CHANGE. The failure of Landlord to insist on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance.
     15. LANDLORD’S RIGHT TO COLLECT RENT FROM ANY OCCUPANT. If (a) the Premises are subleased or occupied by anybody other than Tenant and Tenant is in default hereunder, or (b) this Lease is assigned by Tenant, then Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved; but such collection shall not be deemed a waiver of the covenant herein against assignment and subleasing, or the acceptance of such assignee, under-tenant or occupant as Tenant, or a release of Tenant from further performance of the covenants herein contained.
     16. ESTOPPEL STATEMENT, ATTORNMENT, SUBORDINATION.
          (a) Within ten (10) days after Landlord’s written request Tenant shall deliver, executed in recordable form a declaration to any person designated by Landlord (a) ratifying this Lease; (b) stating the Commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (iii) no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed); (iv) advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) the amount of security deposited with Landlord, and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them.
          (b) Tenant shall, in the event of a sale or assignment of Landlord’s interest in the Premises or any portion thereof or this Lease, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord’s request any attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires.

          (c) The Lease shall be secondary, junior and inferior at all times to the lien of any first mortgage or mortgages and to the lien of any method of financing or refinancing (hereinafter collectively referred to as “Mortgage”) which now or hereafter are a lien upon any part of the Premises and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all documents requested by any mortgagee or security holder to effect such subordination. If Tenant fails to execute and deliver any such document requested by a mortgagee or security holder to effect such subordination, Landlord is hereby authorized to execute such documents and take such other steps as are necessary to effect such subordination on behalf of Tenant as Tenant’s duly authorized irrevocable agent and attorney-in-fact.
          (d) Tenant’s failure to execute instruments or certificates provided for in this Article within fifteen (15) days after the mailing by Landlord of a written request shall be a default under this Lease.
          (e) Landlord shall use its best efforts to obtain from the present mortgagee a Subordination, Non-Disturbance and Attornment Agreement evidencing Tenant’s obligations hereunder and the mortgagee’s agreement that Tenant’s tenancy shall not be disturbed so long as Tenant is not in default under this Lease.
     17. LANDLORD’S RIGHT TO CURE TENANT’S BREACH. If Tenant breaches any covenant or condition of this Lease, Landlord may, on reasonable notice to Tenant (except that no notice need be given in case of emergency), cure such breach at the expense of Tenant and the reasonable amount of all expenses, including attorneys’ fees, incurred by Landlord in doing so (whether paid by Landlord or not) shall be deemed additional rent payable on demand.
     18. TENANT’S LIENS.
          (a) Tenant shall not suffer any mechanics’ or materialmen’s lien to be filed against the Premises or Landlord’s interest in the Premises by reasons of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. Nothing contained in this Lease shall be construed as consent on the part of Landlord to subject Landlord’s estate in the Premises to any lien or liability under the lien laws of the State of Florida. Tenant hereby acknowledges its statutory duty to notify its contractors, suppliers and materialmen of this provision and Tenant hereby warrants and represents to Landlord that Tenant shall fulfill said duty prior to entering into any contract, whether verbal or written, with any contractor, subcontractor or materialmen. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within fifteen (15) days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise. In the event of Tenant’s failure to release of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the highest legal rate and reasonable expenses incurred in connection therewith, including reasonable attorneys’ fees, which amounts are due and payable to Landlord as additional rent on the first day of the next following month. Tenant’s obligation to observe and perform any of the provisions of this Paragraph shall survive the expiration of the Lease Term or the earlier termination of this Lease.
          (b) Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant’s property), and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under Paragraph 17, above.
     19. ACCESS TO PREMISES. Landlord and its authorized representatives shall have the right to enter upon the Premises during all regular business hours, and upon giving twenty-four (24) hour’s notice to the Tenant, for the purpose of inspecting or exhibiting the same to prospective purchasers, mortgagees and tenants. Landlord shall have the right to maintain and repair all utility equipment, in, upon, above or under the Premises as may be necessary for the servicing of the Premises.
     20. MAINTENANCE. Landlord shall at all times keep foundations, roof, structural portions of the Premises, pipes, electrical wiring, exterior entrances, all glass and window moldings, parking lots, and landscaping in good order, condition and repair and shall provide for termite and pest control of the Building and common areas. Landlord shall maintain all portions of the property upon which the Premises is located and the Building and common areas located thereon except for Tenant’s specific obligations contained herein with respect to the Premises. Tenant shall at all times keep all partitions, walls, ceilings, floor coverings, doors, fixtures, equipment and appurtenances thereof, lighting, heating and plumbing fixtures, sprinkler system, if any, located within the Premises in good order, condition and repair. Tenant shall additionally keep the Premises clean and free from dirt, trash and rubbish and from bugs, pests and vermin, and in connection therewith, shall hire such pest exterminators at Tenant’s cost as may be necessary to comply with this requirement.
     If either party shall fail, refuse or neglect to make repairs in accordance with the terms and provisions of this Lease, either party shall have the right, at its option, after having given to a ten (10) day notice to the other party to make such repairs, to undertake such repairs and either add the cost to or deduct the cost from the Base Rent, as applicable.
     21. HOLDING OVER. Should Tenant remain in possession of the Premises after the Termination Date (or any renewal term thereof) without the execution of a new lease and with Landlord’s consent, such holding over shall, in the absence of written agreement to the contrary, be deemed to have created and be construed to be a tenancy from month-to-month terminable on thirty (30) days written notice by either party to the other, at a monthly rental equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Lease term, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.
     22. CONDEMNATION. In the event any portion of said Premises is taken by any condemnation or eminent domain proceedings, the Base Rent herein specified to be paid shall be ratably reduced according to the area of the Premises which is taken, or if a sufficient portion of the Premises is taken so as to render the same untenantable, this Lease shall terminate, and in any event Tenant shall be entitled to no other consideration or damages against Landlord by reason of such taking. Landlord shall be entitled to all condemnation awards or proceeds on account of the taking of any portion of the Premises but Tenant shall not be restricted from making a claim against the condemning authority on Tenant’s own account.
     23. ASSIGNMENT AND SUBLETTING. Tenant shall not sell, assign, sublet, mortgage, pledge or in any manner transfer this Lease or any interest therein, without Landlord’s written consent, which shall not be unreasonably withheld. Upon any assignment or subletting, Tenant shall not be relieved of its obligations under this Lease without the express written permission of Landlord.
     24. TAXES.
          (a) Tenant shall pay Tenant’s proportionate share of any increase in the real estate taxes and assessments applicable to the property on which the Premises is located over the real estate taxes and assessments assessed against said property during the 2006 base year. The ad valorem tax bill for such property is represented by Folio Number 131191-0000. For purposes of this Paragraph, Tenant’s proportionate share shall be seven percent (7%) of the real estate tax bill or assessments for the property. Real estate taxes, based upon the 2006 taxes assessed for the property, are included within the Base Rent due on Commencement Date of this Lease at $1.35 per square foot. Commencing January 1, 2008 and on January of each subsequent year of this Lease Term, the Base Rent shall be adjusted to reflect the increase, if any, of Tenant’s proportionate share of the real estate taxes and assessments for the property over the prior year.
          (b) Tenant shall be responsible for all taxes on Tenant’s machinery, equipment, inventory or other personal property or assets of Tenant.
          (c) Any governmental tax or charge (other than income tax), if any, levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Premises or the value thereof shall be paid by Tenant.
     25. INDEMNIFICATION.
          (a) Tenant hereby agrees to defend, pay, indemnify and save free and hold harmless Landlord, its agents, officers, shareholders, directors, or employees, from and against any and all claims, demands, fines, suits, actions, liabilities, proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorneys’ fees, and appellate costs and attorneys’ fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Premises or occasioned wholly or in part through the use and occupancy of the Premises or any improvements thereon or therein or appurtenances thereto, or by any act or omission or negligence of Tenant or any subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors in, upon, at or from the Premises or its appurtenances or any common areas related thereto, except for any liability or damage resulting from Landlord’s negligence or willful misconduct.
          (b) Landlord hereby agrees to defend, pay, indemnify and save free and hold harmless Tenant, its agents, officers, shareholders, directors, or employees, from and against any and all claims, demand, fines, suits, actions, liabilities, proceedings, orders, decrees and judgments of any kind or nature by or in favor or anyone whomsoever and from and against any and all costs and expenses, including reasonable attorneys’ fees, and appellate costs and attorneys’ fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or on account of any occurrence in, upon, at or from the Premises or occasioned wholly or in part through the use and occupancy of the Premises or any improvements thereon or therein or appurtenances thereto, or by any act or omission or negligence of Landlord or its agents employees, or contractors in, upon or from the Premises or its appurtenances or any common areas related thereto, except for any liability or damage resulting from Tenant’s negligence or willful misconduct.
     26. INSURANCE.
          (a) Landlord shall maintain on the property on which the Premises is located throughout the Lease Term (i) bodily injury liability insurance and property damage liability insurance equal to $1,000,000.00 per occurrence, and (ii) fire and extended coverage insurance in an amount equal to at least eighty percent (80%) of the replacement value (exclusive of foundation and excavation costs) of the building in which the Premises is situated. Such insurance shall be maintained with an insurance company authorized to do business in Florida, and payments for losses thereunder shall be made solely to Landlord. Landlord shall be responsible for payment of policy premiums for the insurance required to be maintained by Landlord hereunder. Tenant shall, however, be responsible to pay Tenant’s proportionate share of any increase of the premiums charged to Landlord for the insurance required hereunder over the premium charged to Landlord during the 2006 base year for the three story structure located on the property. For purposes of this Paragraph, Tenant’s proportionate share shall be fifty-two percent (52%) of the insurance premium for the three story structure located on the property. Landlord’s insurance obligation hereunder, based upon the 2006 premium assessed for the three story structure located on the property, is included within the Base Rent due on Commencement Date of this Lease at $1.41 per square foot. Commencing one year from the Commencement Date and on the anniversary of the Commencement Date for each subsequent year of this Lease Term, the Base Rent shall be adjusted to reflect the increase, if any, of Tenant’s proportionate share of the insurance premium over the prior year.
          (b) Tenant shall maintain, throughout the Lease Term at Tenant’s sole cost and expense (i) fire and extended coverage insurance for the full cost of replacement of all of Tenant’s personal property, fixtures (including removable trade fixtures), furniture, furnishings, equipment, supplies and inventory located on the Premises and on all additions, improvements, alterations and decorations made by Tenant, and (ii) bodily injury liability insurance and property damage liability insurance equal to $1,000,000.00 per occurrence. All policies of insurance provided herein to be carried by Tenant shall be issued by insurance companies reasonably acceptable to Landlord and authorized to do business in Florida. All such policies shall name Landlord as additional insured. Copies of such policies or certificates thereof shall be delivered to Landlord within ten (10) days after the Commencement Date. As often as any such policy shall expire or terminate, Tenant shall obtain renewal or additional policies in like manner and to like extent and evidence thereof shall be delivered to Landlord. All policies of insurance obtained by Tenant must contain a provision that the company writing said policy will give to Landlord thirty (30) day’s notice in writing in advance of any cancellation or lapse or the effective date of the reduction in the amounts of insurance. All public liability and property damage policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry, if any.
     27. WAIVER OF SUBROGATION. Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the Premises, or against the officers, directors, shareholders, partners, employees, agents, customers, invitees, or business visitors of such other party or of such other tenant or occupant of the Premises, for any loss or damage to such waiving party arising from any cause covered by any property insurance required to be carried by such party pursuant to this Lease or any other property insurance actually carried by such party to the extent of the limits of such policy. Landlord and Tenant shall, from time to time, cause their respective insurers to issue appropriate waiver to subrogation rights endorsements to all property insurance policies carried in connection with the Premises or the contents of the Premises.
     28. NOTICES. All notices, election, demands, requests and other communications hereunder shall be in writing, signed by the party making the same and shall be sent by certified or registered United States mail, postage prepaid, addressed to the party to receive same at the address set forth for that party in the Preamble to this Lease or at such other address as may hereafter be designated in writing by either party hereto. The time and date on which mail is postmarked shall be the time and date on which such communication is deemed to have been given.
     29. POSSESSION. If Landlord is unable to give possession of the Premises on the Commencement Date because construction, repairs or improvements are not completed, rent shall abate for the period that possession by Tenant is delayed.
     30. IMPROVEMENTS. After occupancy of the Premises by Tenant, any changes, additions or alterations approved by Landlord or routine repairs and maintenance necessary to said Premises shall be made and done by Tenant at its own expense. These alterations or repairs shall be made in full compliance with all rules, laws, regulations and ordinances of any municipal, state and federal authorities having jurisdiction and no alteration, addition, or improvement to the Premises shall be made by Tenant without the prior written consent of Landlord. Any alteration, addition, or improvement by Tenant and any fixtures installed as part thereof, including shelving, unit heaters, air conditioning units, paneling, partitions, flooring, carpets and trade fixtures shall become the property of Landlord upon the expiration or other sooner termination of this Lease, without liability on Landlord’s part to pay for same. It is understood, however, that Tenant shall have the right to remove from said Premises all general personal property and inventory provided the walls, floors and ceilings are not damaged in the removal thereof and are left in good, tenantable condition, normal wear and tear excepted.Notwithstanding the foregoing,

Landlord shall have the option, exercisable in writing by notice to Tenant, to require that Tenant remove any and all improvements or alterations made by Tenant to the Premises upon its departure from the Premises and restore the Premises to its original condition.
     31. LANDLORD IMPROVEMENTS TO THE PREMISES. Landlord shall, at its sole cost and expense, undertake the following responsibilities with respect to the Premises prior to occupancy of the Premises by Tenant:
     (a) Ensure that all electrical, HVAC & plumbing fixtures are in good working order.
     (b) Change out any ceiling tiles as needed.
     (c) Clean the carpets.
     (d) Ensure that the elevator in the Building is in good operating condition with all appropriate permits.
     (e) Clean out air ventilation ducts as needed.
     (f) Provide keys to the main doors.
     32. SURRENDER. Tenant shall on the expiration or sooner termination of the Lease term surrender to Landlord the Premises, including all buildings, replacements, changes, additions, and improvements constructed or placed by Tenant thereon, with all equipment in or appurtenant thereto, except all movable trade fixtures installed by Tenant, broom-clean, free of subtenancies, and in good condition and repair, reasonable wear and tear excepted. Any trade fixtures or personal property belonging to Tenant or to any Subtenant, if not removed at such termination and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor. If Landlord shall not so elect, Landlord may remove such fixtures or property from the Premises and store them at Tenant’s risk and expense. Tenant shall repair and restore, and save Landlord harmless from, all damage to the Premises caused by such removal whether by Tenant or by Landlord.
     33. EMISSIONS AND HAZARDOUS MATERIALS.
          A. Emissions: Tenant shall not, without the prior written consent of Landlord:
(i)	make, or permit to be made, any use of the Premises or any portion thereof which emits, or permits the emission of an unreasonable amount of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels), or which emits, or permits the emission of dust, sweeping, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels) which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

(ii)	permit any vehicle on the Premises which emits exhaust which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

(iii)	create, or permit to be created, any sound pressure level which will create a nuisance or violate any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

(iv)	transmit, receive, or permit to be transmitted or received any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises or which interferes with the operation of any electrical, electronic, telephonic or other equipment wherever located; or

(v)	create, or permit to be created, any ground vibration that is discernible outside the Premises.
          B. Hazardous Material. Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises. As used in this Lease, “Hazardous Material(s)” shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms “Hazardous Substance” and “Hazardous Waste” as defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act (“RCRA”), as amended, 42 U.S.C. 6901 et seq. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenants failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), as amended, 42 U.S.C. 9601 et seq. the Resource Conservation and Recovery Act (“RCRA”), as amended, 42 U.S.C. 6901 et seq., related to environmental safety, human health, or employee safety; (2) Tenant’s business operations pose or potentially pose a human health risk to other Tenants; or (3) Tenant expands its use, storage, or treatment of any Hazardous Material(s) in a manner deemed unsafe by Landlord. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material(s) in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to the Comprehensive

Environmental Response, Compensation and Liability Act (“CERCLA”), as amended, 42 U.S.C. 9601 et seq. the Resource Conservation and Recovery Act (“RCRA”), as amended, 42 U.S.C. 6901 et seq., which in any way regulate, govern or impact Tenants possession, use, storage, treatment or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to Tenant’s compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Tenant generated Hazardous Materials at the termination of this Lease, which have been generated during the term of this Lease.
     Tenant shall indemnify and hold Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, harmless from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing space in the Premises, and sums paid in settlement of claims and for attorneys fees, consultant fees and expert fees, which may arise during or after the Lease term or any extension thereof as a result of such contamination. Tenant shall have no indemnity obligation for any introduction of Hazardous Materials or violation of environmental laws which preceded the Commencement Date of this Lease or were not caused by Tenant during the term of this Lease.
     Landlord shall indemnify and hold Tenant, and its contractors, agents, employees, officers, and directors harmless from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature, including, without limitation, costs and reasonable attorneys fees, arising our of or in any way related to any violation of any environmental laws or contamination of the Premises which occurred prior to the Commencement Date of this Lease or were not caused by Tenant during the term of this lease.
     34. SIGNS. Tenant shall be allowed, at its sole cost and expense, to place appropriate signage on the Building identifying Tenant’s use of the Premises. Tenant may also place signage at the entrance to the Landlord’s property on W. Tyson Avenue identifying Tenant’s use of the Premises. All such signage shall be in full compliance with applicable laws and ordinances governing the property on which the Premises is located and shall be subject to the reasonable approval of Landlord prior to any installation. Tenant shall promptly remove any such signage at the end of the Lease Term.
     35. PARKING. Tenant and its employees, agents and invitees shall be entitled to park their vehicles on the east side of the Building in the existing parking lot. No additional charge shall be made to Tenant for the right to park vehicles on the property.

     36. BROKER. The parties represent to each other that no real estate broker is entitled to any commission or fee for any services in obtaining this Lease. Each party shall indemnify and hold harmless the other party from and against any and all liability or expenses arising out of claims made for a fee or commission by any real estate broker, agent or other person in connection with the Lease of the Premises.
     37. RADON GAS. Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit in which the Premises is located.
     38. WAIVER OF JURY TRIAL. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LANDLORD ENTERING INTO THIS LEASE WITH TENANT.
     39. MISCELLANEOUS.
          (a) In the event Tenant fails to pay rent (Base Rent or Additional Rent) within ten (10) days after said rent becomes due, Tenant shall pay a late charge equal to five percent (5%) of the rental payment which shall become immediately due and payable along with the late rent payment.
          (b) This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.
          (c) Landlord covenants that if and so long as Tenant is not in default and performs the obligations herein, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term herein mentioned, without molestation or disturbance by or from Landlord or any preceding owner of the Premises.
          (d) The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.
          (e) No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord’s knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.
          (f) In the event any litigation or proceeding is brought to enforce the terms of this Lease, the prevailing party in such litigation shall be entitled to receive its reasonable expenses incurred therefor, including court costs and reasonable attorneys’ fees through all appellate levels and post judgment proceedings.
          (g) There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.
          (h) The provisions of this Lease shall be binding upon the parties hereto and their respective successors and assigns.
          (i) The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.
          (j) If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
          (k) This Lease shall be construed under the laws of the State of Florida.
          (l) This Lease shall not be recorded in the public records. The parties agree that a Memorandum of this Lease may be recorded in the public records setting forth the key terms of the Lease. The form of the Memorandum must be approved and signed by both parties to this Lease.
[THE SIGNATURES OF THE PARTIES APPEAR ON THE NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

In the presence of:	LANDLORD:

Lazzara Leasing, LLC

By:
Name: Steven B. Lazzara
Managing Member

(As to Landlord)

TENANT:

Misener Marine Construction, Inc.

By:

Name: Jim Rose
Title: President

(As to Tenant)
Commercial Lease from Lazzara leasing to Misener Marine- version 2-
1935467v2